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                                                                    Exhibit 6(b)

                                DEALER AGREEMENT

                  This DEALER AGREEMENT, made this 8th day of September, 1986, by and between JANNEY MONTGOMERY SCOTT INC., a Delaware corporation (the "Distributor") and Penn Mutual Equity Services, Inc., a Pennsylvania corporation ("PMES").

                  WHEREAS, Addison Capital Shares, Inc., a Maryland corporation (the "Fund"), is registered as an open-end, diversified investment company under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares of common stock (the "Shares") for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

                  WHEREAS, the Fund has retained the Distributor as the principal underwriter in connection with the offering and sale of the Shares pursuant to an underwriting agreement between the Fund and the Distributor (the "Underwriting Agreement"); and

                  WHEREAS, the Distributor wishes to engage PMES, and PMES wishes to act for Distributor, as a dealer in connection with the offering and sale of the Shares pursuant to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound, the Distributor and PMES agree as follows:

                  1. The Distributor hereby appoints PMES as a dealer in connection with the offering and sale of the Shares. The Distributor authorizes PMES, as its sales agent for the Shares, subject to applicable federal and state law and the Underwriting Agreement: (a) to promote the Fund; (b) to solicit orders for the purchase of the Shares subject to such terms and


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conditions as the Fund and the Distributor may specify; and (c) to accept orders for the purchase of the Shares and to transmit them to the Distributor for transmission to the Fund. PMES shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis.

                  2. The public offering price of each Share shall be (a) the net asset value per share (as determined by the Fund) of the outstanding Shares of the Fund plus (b) a sales charge equal to 3% of such net asset value per share, subject to reduction in the circumstances set forth in the Fund's current Prospectus. As received from the Fund, the Distributor shall furnish PMES with a statement of each computation of the public offering price of Shares and of the details entering into such computation.

                  3. (a) As compensation for the services performed by PMES under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Distributor shall pay PMES, as promptly as possible after the last day of each month (but not earlier than the Distributor shall have received from the Fund the amount owed to the Distributor with respect to such month under Section 3(a) of the Underwriting Agreement), an amount equal to (i) the aggregate of the per share loads paid on sales by PMES of Shares during such month, plus (ii) a fee (the "Dealer's Fee"), calculated daily, of 0.44% per annum of the average daily net asset value of all outstanding Shares sold by PMES. The Dealer's Fee shall then be paid by PMES to its agents responsible for sales of Shares in proportion to Shares held in accounts for which such agents are responsible. The first payment of the amount due under this section shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement.


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                  (b) If this Agreement is terminated as of any date not the last day of a month, the amounts due under this section shall be paid as promptly as possible after such date of termination, and the Dealer's Fee shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month.

                  (c) The average daily net assets of the Fund shall in all cases be based only on business days and shall be computed in the manner set forth in the Underwriting Agreement then in effect.

                  (d) Each payment due under this Section 3 shall be accompanied by a report prepared by the Distributor or by a reputable firm of independent accountants which shall show the amount properly payable to PMES under this Agreement and the detailed computation thereof.

                  4. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, the term "Prospectus" shall mean the form of prospectus filed by the Fund as part of the Registration Statement, and the term "net assets" shall have the meaning ascribed to it in the Articles of Incorporation of the Fund.

                  5. PMES shall distribute to prospective investors Prospectuses and such other sales literature, reports, forms, and advertisements in connection with the sale of the Shares as are provided by the Distributor and as comply with the applicable provisions of federal and

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state law. PMES agrees to pay its broker/representatives commissions on sales of
Fund shares made by or through them, except that no commission need be paid when the sale price does not include a per share load. In connection with such sales and offers of sale, PMES shall give only such information and make only such statements or representations as are contained in the Registration Statement or in information furnished in writing to PMES by the Distributor or the Fund, and neither the Fund nor shall the Distributor be responsible in any way for any other information, statements or representations given or made by PMES or its representatives or agents. Except as specifically provided in this Agreement, the Distributor shall bear none of the expenses of PMES in connection with its offer and sale of the Shares.

                  6. The Distributor will inform PMES, from time to time, of the states in which the Shares are qualified for sale to the public. PMES will not make offers or sales of Shares in a state in which the Shares are not so qualified without a written confirmation from the Distributor that the Shares may be sold without registration therein.

                  7. The Distributor reserves the right at any time to withdraw all offerings of the Shares by PMES by written notice to PMES at its principal office, upon receipt by the Distributor of notice from the Fund pursuant to
Section 9 of the Underwriting Agreement.

                  8. PMES further agrees to act as agent for the Distributor to receive and transmit promptly to the Distributor, for retransmission to the Fund's transfer agent, shareholder requests for redemption of Shares.

                  9. PMES is an independent contractor and shall be agent for the Distributor only in respect to the sale and redemption of the Shares.


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                  10. The services of PMES to the Distributor under this
Agreement are not to be deemed exclusive. PMES shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby, and the Distributor shall be free to engage others as sales agents or dealers for sales of Shares.

                  11. Either party may terminate this Agreement, without penalty, upon sixty (60) days notice to the other party. In addition, the Distributor may terminate this Agreement at any time that the Underwriting Agreement is terminated, and may reduce or eliminate the Dealer's Fee if the Distribution Fee (as defined in the Underwriting Agreement) is reduced or eliminated, in which event PMES shall have the option of terminating this Agreement on sixty (60) days notice.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                 JANNEY MONTGOMERY SCOTT INC.

By: /s/ W. Gresham O'Malley             By: /s/ Edgar Scott, Jr.
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         Secretary                               Co-Chairman of the
                                                 Board of Directors

Attest:                                 PENN MUTUAL EQUITY SERVICES,
                                        INC.

By:                                     By: /s/ D. M. DuPont
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